SAGE LABORATORIES, INC.
                               ELEVEN HURON DRIVE
                           NATICK, MASSACHUSETTS 01760

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         ------------------------------

     Notice is hereby given that the annual meeting of the stockholders of Sage Laboratories, Inc., a Massachusetts corporation, will be held at 2:00 o'clock p.m. on Tuesday, November 12, 1996 at the corporation's headquarters, Eleven Huron Drive, Natick, Massachusetts, for the following purposes:

1. To fix the number of directors and to elect directors for the coming year. The management recommends that the number of directors be fixed at five and that the persons named in the accompanying proxy statement be elected as directors.

2. To consider and act upon an amendment to the corporation's Employee Stock Option Plan so as to increase the pool of shares allocated to the plan by an additional 250,000 shares.

3. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on September 27, 1996 are entitled to notice of the meeting and to vote thereat.


     If you do not intend to be present at the meeting in person, you are asked to date and sign the enclosed proxy and return it in the accompanying stamped addressed envelope.


                                              By order of the Board of Directors


                                              GEORGE M. HUGHES
                                              Assistant Clerk


Dated:   October 15, 1996

                             SAGE LABORATORIES, INC.
                               ELEVEN HURON DRIVE
                           NATICK, MASSACHUSETTS 01760

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------



                  INFORMATION CONCERNING THE PROXY SOLICITATION

     The enclosed proxy is solicited by and on behalf of the Board of Directors of Sage Laboratories, Inc. (hereinafter called the Company) for use at the annual meeting of stockholders of the Company to be held on Tuesday, November 12, 1996 and at any adjournments thereof. It is subject to revocation at any time prior to the exercise thereof by giving written notice to the Company, by submission of a later dated proxy or by voting in person at the meeting. The costs of solicitation, including the preparation, assembly and mailing of proxy statements, notices and proxies, will be paid by the Company. Officers and employees of the Company may also solicit by telephone, letter or personally.

     On September 27, 1996 the Company had outstanding 1,161,265 shares of common stock, $1.00 par value (hereinafter called the Common Stock), which is its only class of stock. Stockholders of record at the close of business on September 27, 1996 will be entitled to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in such stockholder's name on the record date. Shares represented by valid proxies will be voted in accordance with the specifications in the proxies. If no specifications are made, the proxies will be voted to fix the number of directors at five and to elect the directors nominated by the Board of Directors.

     The approximate date on which this proxy statement and accompanying proxy are first being sent or given to stockholders is October 15, 1996.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table provides information as of September 27, 1996 as to (i) all persons known to the Company to be beneficial owners of more than 5% of the Company's outstanding Common Stock, (ii) the Chief Executive Officer and each of the other executive officers of the Company named in the Summary Compensation Table, (iii) each director of the Company, and (iv) all current executive officers and directors of the Company as a group:


                                                Amount Beneficially            Percent
               Beneficial Owner                       Owned                    of Class
               ----------------                 -------------------            --------
         Carl A. Marguerite                         291,680(1)(2)                24.3

         Quest Advisory Corp.                       118,500                      10.2
           21414 Avenueof the Americas
           New York, NY 70019

         Louis J. Lanzillo,Jr.                      102,500(2)                    8.1

         Fenimore Asset Management, Inc              94,500                       8.1
           118 North Grand Street
           P.O. Box 310
           Cobleskill, New York 12043

         Mary Saad                                   65,000(1)                    5.6
           4 Minihan Lane
           Norwood, Massachusetts 02062

         Anthony J. Cieri                            44,570(1)(2)                 3.8

         Janusz J. Majewski                          20,000(2)                    1.7

         John E. Miller                              16,500(1)(2)                 1.4

         Erich P. Ippen                               4,500(1)(2)                  *

         C.  Duncan Soukup                           10,500(2)(3)                  *

         All current executive officers and         490,250(2)                   36.5
           as a group (7 persons)

----------
*    Indicates less than 1%.

(1) The beneficial owners of these shares have sole voting power and sole investment power over such shares.

(2) The amounts listed include the following shares subject to options exercisable within the 60-day period following September 27, 1996 which were granted under the Company's stock option plans: Messrs. Marguerite 12,500 shares; Lanzillo 35,833 shares; Majewski 13,333 shares; Cieri 1,667 shares; Miller 3,500 shares; Ippen 2,500 shares; Soukup 2,500 shares; and all current executive officers and directors as a group 71,833 shares

(3) Includes 8,000 shares with respect to which Mr. Soukup has voting control. Mr. Soukup disclaims any beneficial interest in such shares, except to the extent he is a beneficiary in the entity owning the shares.

                              ELECTION OF DIRECTORS

     The management recommends that the number of directors for the coming year be fixed at five. Five directors will be elected at the 1996 annual meeting. The management recommends that the current directors, John E. Miller, Carl A. Marguerite, Erich P. Ippen, Louis J. Lanzillo, Jr. and C. Duncan Soukup be elected for one-year terms. Each has consented to serve if elected. If any of them should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute. The management is not presently aware of any reason that would prevent Messrs. Miller, Marguerite, Ippen, Lanzillo and Soukup from serving as a director if elected.

     Directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions and broker non-votes will not be treated as votes cast for this purpose.

     Information concerning the nominees for director is given in the following table.

                                                                      Has Been a
                                   Business Experience              Director of the       Term
           Name                   During Past Five Years             Company Since       Expires
           ----                   ----------------------            ---------------      -------
John E. Miller              Director of Intermetrics, Inc,               1976             1996
    Age 71                  Cambridge, Massachusetts,
                            producers of computer systems
                            and software through August
                            31, 1995.  Mr. Miller was
                            President and Chief Executive
                            Officer of the same firm until
                            1986 and Chairman of the
                            Board until 1993

Carl A. Marguerite          Chairman of the Board, Chief                 1981             1996
    Age 56                  Executive Officer and Treasurer
                            of the Company
                            President until 1996

Louis J. Lanzillo, Jr.      President and Chief Operating                1995             1996
    Age 38                  Officer of the Company.
                            President of  New England
                            Division of UNICCO Service
                            Company until 1995. Vice
                            President Finance and
                            Administration from 1986 to 1993

C. Duncan Soukup            Founder and Chief Executive                  1995             1996
    Age 42                  Officer of Lionheart Group, Inc.
                            since 1994.  Managing director
                            Bear Stearns & Co., Inc., New
                            York from 1988 to 1994.

Erich P. Ippen              Elihu Thompson Professor of                  1993             1996
    Age 56                  Electrical Engineering,
                            Massachusetts Institute of
                            Technology since 1987.

     None of the persons named in the foregoing table is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of that Act or any company registered as an investment company under the Investment Company Act of 1940.

     The Company has an audit committee, whose members are Messrs. Ippen, Miller, and Soukup. The audit committee reviews with the independent auditors the results of the auditing engagement. The Company also has a compensation committee, which consisted during the last fiscal year of Messrs. Ippen, Miller, and Soukup . The compensation committee makes recommendations to the directors regarding the compensation of executive officers.

     The Company's Board of Directors held four meetings during its last fiscal year. The compensation committee met twice and the audit committee once. Each director attended all of the meetings of directors and committees of which he was a member.

     Director Compensation. The Company pays each non-employee director a quarterly payment of $750 for services as a director and a fee of $750 for each meeting of the Board of Directors. Directors are paid $500 for attendance at committee meetings, with no payment if a committee meeting is held on the same day as a a Board of Directors meeting.

     Under the 1992 Director Stock Option Plan (the "Plan"), options to purchase 2,500 shares of the Company's Common Stock are automatically granted to each non-employee director on the first trading day after the Company's annual meeting. The options become exercisable with respect to the full 2,500 shares six months following the grant date. The options have a term of ten years and an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date.

                             EXECUTIVE COMPENSATION

     The following tables set forth certain compensation information for the Chief Executive Officer of the Company and each of the other most highly compensated executive officers of the Company whose salary and bonus for the latest fiscal year exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                             OTHER         SECURITIES         LONG-TERM
                                        ANNUAL               ANNUAL        UNDERLYING        COMPENSATION      ALL OTHER
                                     COMPENSATION         COMPENSATION       OPTIONS             LTIP         COMPENSATION
                                                                              SARS               ----         ------------
Name and Principal                                                            ----
   Position               Year   Salary($)   Bonus($)        ($)(1)                        Payouts($)(2)         ($)(3)
   --------               ----   ---------   --------        ------                        -------------         ------
Carl A. Marguerite        1996    151,961     80,000          87,631          37,500                0            24,030
President, Chief          1995    146,441    125,000          72,372               -                0            24,030
Executive Officer         1994    147,312     95,000          88,611               -           13,500            31,440
and Treasurer

Janusz J. Majewski       1996      91,157     20,000           1,343          10,000                0            17,392
Vice President of
Engineering


Anthony J. Cieri         1996      82,956     15,000             449           5,000                0            15,791
Vice President of        1995      82,956     17,500           1,022               -                0            15,533
Sales                    1994      82,325     16,000               0               -                0            15,842


         (1) Amounts include $7,234 in interest, $31,996 in principal forgiven on certain loans, tax gross up payment of $39,733 and auto expense of $5,329. For 1995 such amounts were $5,829, $31,996 and $34,004 respectively.. For 1994 such amounts were $12,676, $40,958 and $31,996 respectively. See "Certain Transactions."

         (2) Represents shares of restricted stock as to which the conditions of forfeiture lapsed upon the achievement of certain corporate performance goals during the last fiscal year. As of June 30, 1996, Mr. Marguerite held 50,000 shares of such stock, 10,000 of which shares remain subject to forfeiture. See "Certain Transactions." Based upon the fair market value of the Company's Common Stock on June 30, 1996 ($15.81), the aggregate value of the restricted stock held by Mr. Marguerite was $790,500.

         (3) Amounts in this column are derived from the following: for 1996 Messrs. Marguerite, Majewski and Cieri, respectively, $22,500, $16,989 and $15,068 for contributions to Company's Profit Sharing Plan, and $1,530, $403 and $723 for insurance premiums. For 1995 Messrs Marguerite and Cieri respectively had $22,500 and $14,843 for contributions to Company's Profit Sharing Plan and $1,530 and $723 for insurance premiums. In 1994 such amounts for Messrs Marguerite and Cieri were $30,000 and $14,989 for Profit Sharing and $1,440 and $853 for insurance premiums respectively.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                     Number of Unexercised       Value of Unexercised
                                                                          Options at                In-the-Money
                                                                      fiscal year-end(#)             Options at
                                                                                                 fiscal year-end(1)
                                      Shares            Value             Exercisable/             Exercisable/
                                     Acquired on      Realized           Unexercisable             Unexercisable
    Name                             Exercise(#)
--------------------------------------------------------------------------------------------------------------------
Janusz J. Majewski                         0                 0               10,000/13,333           158,125/0
Carl A. Marguerite                    10,000           167,000               12,500/25,000                 0/0
Anthony J. Cieri                      10,000           167,000                 1,667/3,333                 0/0

     (1) Based on the spread between the option price and the fair market value of the Common Stock on June 30, 1996 ($15.81).


                    Stock Options Granted During Fiscal 1996


     The following table sets forth each grant of stock options during fiscal 1996 to the Chief Executive Officer and each other executive named in the Summary Compensation Table. No stock appreciation rights have been granted.

                                Individual Grants

         (a)                     (b)                     (c)                 (d)               (e)
        Name                  Number of               % of Total         Exercise or     Expiration Date
                              Securities               Options           Base Price
                              Underlying                ($/Sh)
                          Options Granted(1)         Employees in
                                                     Fiscal Year
------------------------------------------------------------------------------------------------------
Carl A. Marguerite              37,500                   37%               $21.75            11/14/00
Anthony J. Cieri                 5,000                    5%               $19.78            11/14/00
Janusz J. Majewski              10,000                   10%               $19.78            11/14/00


(1) One third are exercisable now; one third exercisable twelve months from date of grant; balance exercisable twelve months thereafter.

                              CERTAIN TRANSACTIONS

     Restricted Stock Option Plan. On February 18, 1992, the Company adopted a 1992 Restricted Stock Plan for Mr. Marguerite, pursuant to which the Company issued 10,000 shares of Common Stock to him, subject to forfeiture upon a voluntary termination of his employment or upon a termination of his employment by the Company for cause. These conditions of forfeiture lapse on January 1, 2002, but may lapse on an accelerated basis as to 2,000 shares on January 1 of each of the years 1993 through 1997 if certain corporate performance goals are achieved. In connection with the stock grant, the Company loaned Mr. Marguerite $113,000 interest free to meet certain tax obligations. The loan is payable in five equal annual installments beginning in December 1993. In connection with prior stock grants, the Company provided Mr. Marguerite with prior interest-free loans. During the fiscal year ended June 30, 1996, $31,996 in principal on such loans was forgiven by the Company. The largest aggregate amount of all of Mr. Marguerite's indebtedness to the Company outstanding during the fiscal year ending June 30, 1996 was $87,039, the amount outstanding as of October 4, 1995 was $74,862.

         Bylaw Amendment. On September 4, 1996 the directors amended the company's bylaws so as to create the position of chairman of the board who shall be the company's chief executive officer. The bylaw amendment further provides that the president of the company shall be the chief operating officer. The bylaws provide that any bylaw adopted or amended by the directors may be amended or repealed by the stockholders.


          PROPOSAL TO INCREASE SHARES UNDER EMPLOYEE STOCK OPTION PLAN

     At the September 4, 1996 Board of Directors meeting it was voted to add 250,000 shares to the Company's Stock Option Plan so that a total of 288,500 shares would be reserved for the grant of options under the plan. A copy of the plan as it is proposed to be amended is attached hereto as Exhibit A. The directors believe that the increase in shares is necessary to provide flexibility in making equity incentives available to persons making significant contributions to the Company. The affirmative vote of a majority of the shares of common stock represented at the annual meeting in person or by proxy will be required to increase the number of shares to be reserved under the plan.

     The directors recommend a vote FOR the proposal.

                              SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen & Co., One International Place, Fort Hill Square, Boston, Massachusetts 02110, which has served as auditors for the Company since it was formed, to serve as auditors for the Company for the fiscal year ending June 30, 1996. Representatives of Arthur Andersen & Co. are expected to be present at the annual meeting of stockholders with an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions.

              PROPOSALS OF SECURITY HOLDERS FOR 1996 ANNUAL MEETING

     Proposals of security holders intended to be presented at the annual meeting of the Company's stockholders scheduled for November 11, 1997 must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting not later than June 13, 1997.


                                  MISCELLANEOUS

     The management does not know of any business which will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

     In the event that a quorum is not present when the meeting is convened, it is intended to vote the proxies in favor of adjourning from time to time until a quorum is obtained.

                                              By order of the Board of Directors



                                              GEORGE M. HUGHES
                                              Assistant Clerk

Dated: October 15, 1996

                                    Exhibit A

                             SAGE LABORATORIES, INC.
                                Stock Option Plan


     This Stock Option Plan dated September 2, 1987 governs options to purchase common stock of and stock appreciation rights with respect to Sage Laboratories, Inc. (the "Company") granted by the Company to its employees. It supersedes all prior plans for the granting of such options.

     1. Shares Subject to the Plan
     There are reserved for issue hereunder 500,000 shares of the Company's common stock, $.10 par value, of which 288,500 remain available for grant. Shares subject to options under this Plan and stock appreciation rights which lapse, terminate or otherwise become unexercisable may be reoptioned under this Plan. In the event that the number of outstanding shares of common stock of the Company shall be changed by reason of split-up, combinations of shares, recapitalizations or stock dividends, the number of shares subject to the Plan, the number of shares subject to outstanding options and the option exercise price shall be appropriately adjusted to reflect any change.

     2. Employees Eligible to Receive Options
     Options may be granted from time to time by the Company's Board of Directors, within the limits set forth in Section 1 of this Plan, to any individual who at the time of the grant is a key employee of the Company. The term "key employee" shall include officers of the Company.

     3. Plan Administration
     The selection of key employees for participation in this Plan and decisions concerning the timing, pricing and amount of grants or awards shall be made by the Board of Directors; provided that, if at the time of any grant or award to an officer of the Company who is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, each member of the Board is not a "disinterested person" as defined in Rule 16b-3(2)(i) under said Act, such grant or award shall be made by a committee consisting of those directors (but not less than two) who are disinterested persons, and in that event, references herein to the Board of Directors shall be deemed to refer to such committee.

     4. Granting of Options
     Options shall be granted under this Plan either as incentive stock options ("incentive stock options") as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or as options which do not meet the requirements of Section 422A ("non-statutory stock options"). All options shall be substantially in the form of Attachment A. The granting date for each option granted hereunder shall be the date on which it is approved by the Company's Board of Directors or such later date as the directors may specify. No options shall be granted hereunder after August 31, 1997.

     5. Option Price
     In the case of incentive stock options, the price at which shares may from time to time be optioned shall be not less than the fair market value of a share of the Company's common stock on the granting date. If the employee to whom the option is granted owns on the granting date stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation, then the option price shall not be less than 110 percent of the fair market value of the Company's common stock on the granting date. In determining such value, the Board of Directors shall consider all relevant information and shall act in good faith to ensure that the option price is not less than such value.

     In the case of non-statutory stock options, the price at which shares may from time to time be optioned shall be determined by the Board of Directors, provided that such price shall be not less than 50% of the fair market value of the Company's common stock on the granting date. Within such limitation, the Board of Directors may subsequently reduce the price to obtain an exercise price for a non-statutory option which takes into account any tax benefit expected to be realized by the Company due to the exercise of the non-statutory option.

     6. Stock Appreciation Rights
     The Board of Directors may in its discretion grant stock appreciation rights to persons eligible to receive options, either separately or in relation to options granted under this Plan. When stock appreciation rights are granted in relation to an option, the exercise of the option or the exercise of the stock appreciation rights shall cause a corresponding reduction of related stock appreciation rights or of the related option, respectively. Upon the exercise of a stock appreciation right, the holder shall receive, in cash, in shares of the Company's common stock or in a combination thereof as the Board of Directors shall determine, an amount equal to the amount, if any, by which the fair market value of the Company's common stock on the exercise date exceeds the base price. The base price shall be (i) the option exercise price in the case of stock appreciation rights granted in relation to options and (ii) the price determined by the Board of Directors in each other case.

     7. Dates of Exercise
     Stock options granted hereunder shall become exercisable at the expiration of two years from the granting date of the option or at the expiration of such period of time after the granting date as the Board of Directors may establish by vote with respect to a particular option. The expiration date of each option shall be determined by the Board of Directors, provided that (i) the term of each stock option granted under this Plan shall not exceed a period of ten years from the date of its grant, and (ii) if the employee to whom an incentive stock option is granted owns on the granting date stock representing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary corporation, the term of such incentive stock option under this Plan shall not exceed a period of five years from the date of its grant. Unless otherwise provided in the option, stock appreciation rights granted in relation to stock options will be automatically exercised upon the termination or expiration of the related option.

     8. Non-transferability
     Options and stock appreciation rights granted under this Plan shall not be transferable by the holder otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employment Retirement Income Security Act, or the rules thereunder; and shall be exercisable, during the holder's lifetime, only by him.

     9. Withholding Taxes
     Upon the exercise of non-statutory stock options or stock appreciation rights, the holder shall be required to pay to the Company or authorize the Company to deduct from other amounts payable to him the amount of any taxes which the Company is required to withhold with respect to such exercise or issue. Such payment by the holder in the case of the exercise of non- statutory stock options may be made at the election of the holder in cash, already owned shares of common stock, or the retention of shares which would otherwise be delivered to the holder upon such exercise.

     10. Amendment or Termination
     The Company's Board of Directors may amend or terminate this Plan at any time, provided that the aggregate number of shares of the Company which may be optioned or which may be subject to stock appreciation rights hereunder may not be increased (except as permitted by Section 1) and the class of employees eligible to receive options or rights under this Plan may not be changed without the affirmative vote of the holders of a majority of the common shares of the Company outstanding and entitled to vote at a meeting held for the purpose.

     11. Stockholder Approval
     This Plan is subject to approval by the stockholders of the Company within twelve months from the date hereof by the affirmative vote of a majority of the shares of stock of the Company outstanding and entitled to vote thereon. In the event such approval is not obtained, all options and stock appreciation rights granted under this Plan shall be void and without effect.

                                                                    Attachment A

                             SAGE LABORATORIES, INC.

                    [Incentive] [Non-Statutory] Stock Option


     Sage Laboratories, Inc. (hereinafter called the Company), a Massachusetts corporation, as an incentive and inducement to _________________ (hereinafter called the Optionee), who is presently an employee of the Company, to devote his best efforts to the affairs of the Company, which incentive and inducement the Board of Directors of the Company has determined to be a sufficient consideration for the grant of this Option, hereby grants to the Optionee the right and option (herein called the Option) to purchase from the Company up to _____ shares of its common stock, $.10 par value. This Option is granted under, and is subject to the provisions of, the Company's Stock Option Plan dated September 2, 1987, and shall be exercisable only on the following terms and conditions:

     [1. The price to be paid for each share upon exercise of the whole or any part of this Option shall be $____, which is not less than the fair market value of a common share of the Company on the granting date or, if the Optionee owns on the granting date stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, is not less than 110 percent of the fair market value of a common share of the Company on the granting date.](1)

     [1. The basic price to be paid for each share of the Company's common stock upon exercise of the whole or any part of this Option shall be $_______, provided that such basic price may be reduced by the Board of Directors to account for any tax benefit expected to be realized by the Company due to the grant or exercise of this Option.](2)

     2. Except as otherwise provided herein, this Option may be exercised at any time after _______________________. 19__. This Option may not be exercised as to any shares after the expiration of ten years from the granting date. [except that if, on the granting date, the Optionee owns more than 10 percent of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, this Option may not be exercised after the expiration of five years from the granting date.](3)

     [2A. Subject to the terms and conditions hereof, the Optionee is hereby granted the right and option to exercise stock appreciation rights with respect to not exceeding ________________________ of the shares subject to this Option. Such rights may be exercised at any time when this Option is exercisable and will be automatically exercised upon the termination or expiration of this Option. The stock appreciation rights are granted in direct relation to this Option and, accordingly, the exercise of this Option or the exercise of the stock appreciation rights shall cause a corresponding reduction of the related stock appreciation rights or of the related optioned shares, respectively. Upon exercise of a stock appreciation right, the Optionee shall be entitled to receive for each share as to which the right is exercised, in cash, in shares of the Company's common stock or in a combination thereof as the Board of Directors shall determine, an amount equal to the amount, if any, by which the fair market value of a share of the Company's common stock as determined in good faith by the Board of Directors exceeds the option price.]


----------

1    This provision is for incentive stock options.

2    This provision is for non-statutory stock options.

3    The five year limit is necessary only for incentive stock options.

     3. This Option may be exercised at any time and from time to time, subject to the limitations set forth elsewhere herein, up to the aggregate number of shares specified herein, but in no event for the purchase of other than full shares. Notice of exercise shall be delivered to the Company specifying the number of shares with respect to which the Option is being exercised and specifying a date not later than fifteen days after the date of the delivery of such notice as the date on which the Optionee will take up and pay for such shares. On the date specified in such notice, the Company will deliver to the Optionee a certificate for the number of shares with respect to which the Option is being exercised, against payment therefor in cash or by certified check, or with the consent of the Company, in whole or in part in common stock of the Company valued at fair market value, in which case the certificates for such shares shall be delivered to the Company duly endorsed for transfer, free and clear of all liens, encumbrances, charges or adverse claims and in which case Optionee shall pay all state and federal taxes imposed upon the transfer of such shares.

     4. The Optionee shall not be deemed, for any purpose, to have any rights whatever in respect of shares as to which the Option shall not have been exercised and payment made as aforesaid.

     5. If any change is made in the Company's common stock resulting in the change of such stock into, or the right to exchange such stock for, a larger or smaller number of shares or for other stock or property, the Optionee shall be entitled to receive such shares or such other stock or property in lieu of the common shares purchasable under this Option without any change in the option price upon the exercise of this Option as a whole, and a proportionate amount thereof upon any partial exercise of this Option. The Optionee shall also be similarly entitled to receive upon the exercise of this Option, in whole or in part, the equivalent of any and all stock dividends (whether in common stock or preferred stock of the Company) declared and paid after the granting date of this Option to the holders of the Company's common shares which he would have received if on the record date for determination of the stockholders entitled to receive such dividend or dividends he had been the holder of record of the shares purchased on such exercise.

     6. This Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986 or Title I of the Employment Retirement Income Security Act, or the rules thereunder; and is exercisable, during the Optionee's lifetime, only by him.

     7. If the Optionee's employment with the Company, or a parent or subsidiary corporation of the Company, or a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Section 425(a) of the Code applies, is terminated otherwise than by his death, he may exercise the rights which he had hereunder at the time of such termination only as follows:

     (a) If the Optionee has retired, he may exercise such rights at any time within three months from the date of his retirement; and

     (b) If the Optionee's employment has been terminated for any other reason, he may exercise such right at any time within 60 days from such termination. Upon the death of the Optionee, those entitled to do so by the Optionee's will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Optionee at the time of his death.

     Notwithstanding the foregoing provisions of this Section 7, the exercise of this Option is subject to the limitations set forth elsewhere herein.

     8. [It shall be a condition to the Optionee's right to purchase stock hereunder that the Optionee shall notify the Company in writing within 30 days of the disposition of one or more shares of stock which were transferred to him pursuant to his exercise of this Option if such disposition occurs within two years from the granting date or within one year after the transfer of such shares to him.](4) The Company may, in its discretion, require that (i) the shares of stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange on which the Company's common stock may then be listed, and that either
(ii) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall have become effective, or (iii) the Optionee shall have represented in form and substance satisfactory to the Company that it is his intention to purchase for investment the shares at the time being purchased under this Option, and such other steps, if any, as counsel for the Company shall deem necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionee, or both.

     9. Any exercise of this Option is conditioned upon the payment, if the Company so requests, by the Optionee or by his heirs by will or by the laws of descent and distribution, of all state and federal taxes imposed upon the exercise of this Option and the issue to the Optionee of the shares covered hereby.

----------
4 This provision is for incentive stock options.






     IN WITNESS WHEREOF, Sage Laboratories, Inc. has caused this Option to be executed on its behalf and its corporate seal to be hereunto affixed as of
__________________________.

                                               SAGE LABORATORIES, INC.


                                               By:____________________

                             SAGE LABORATORIES, INC.

               Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders to be held November 12, 1996

     The undersigned appoints Carl A. Marguerite and George M. Hughes, or either of them, the attorneys and proxies of the undersigned, with power of substitution, to vote all the shares of Sage Laboratories, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held on November 12, 1996, and at any adjournments thereof, in the election of directors and, in their discretion, upon such other matters as may properly come before the meeting.

1.   ELECTION OF DIRECTORS

     Nominees: Erich P. Ippen, Louis J. Lanzillo, Jr., Carl A. Marguerite,  John
     E. Miller, C. Duncan Soukup

     [ ] FOR ALL NOMINEES          [ ] WITHHELD FROM ALL NOMINEES

     [ ] FOR ________________________ BUT WITHHELD FROM  _______________________

2.   Approval of amendment to Employee Stock Option Plan

     [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

THIS PROXY WILL BE VOTED FOR THE ABOVE-NAMED NOMINEES FOR DIRECTOR AND FOR THE AMENDMENT TO EMPLOYEE STOCK OPTION PLAN IF NO CONTRARY INSTRUCTIONS THEREFOR ARE GIVEN.

Please complete, sign and date on reverse side and mail in enclosed envelope.

                                                                          (over)

                         (Continued from reverse side)

Account Number                No. of Shares            Proxy No.

             Receipt of the notice of the annual meeting and of the
                      accompanying proxy is acknowledged.

                                        Dated: ___________________________, 1996

                                        ________________________________________

                                        ________________________________________
                                             (Signature(s) of Stockholder)

                                        This  proxy  should  be  signed  by  the
                                        registered   holder.   Where   stock  is
                                        registered in the names of more than one
                                        person,  all such  persons  should sign.
                                        When      signing     as      executors,
                                        administrators,   trustees,   guardians,
                                        etc., please indicate your title as such.